SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934

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                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

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     ------------------------------

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
                               JOHN HANCOCK TRUST
                              601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805



                                                               November 13, 2006


Dear Variable Annuity and Variable Life Contract Owners:

      Although you are not a shareholder of John Hancock Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable annuity or variable life contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the separate series or portfolios of the Trust.

      Enclosed is the Trust's Information Statement regarding the addition of RCM Capital Management LLC ("RCM") to manage a portion of the assets of the Science and Technology Trust (the "Portfolio"). T. Rowe Price Associates, Inc. ("T. Rowe Price") continues to act as subadviser for the remaining assets of the Portfolio. This change became effective on October 6, 2006.

      The addition of RCM as a second subadviser will not result in any increase in the advisory fee rates for the Portfolio. Each subadviser to the Portfolio is compensated by the Trust's investment adviser, John Hancock Investment Management Services, LLC, out of the advisory fee it receives from the Portfolio.

      PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO THE ADDITION OF RCM AS A SUBADVISER. The enclosed Information Statement, however, provides information about the new subadvisory arrangement.

      If you have any questions regarding the Information Statement or the new subadvisory arrangement, please call one of the following numbers:

     - For JHLICO (U.S.A.) variable annuity contracts:        (800) 344-1029
     - For JHLICO (U.S.A.) variable life contracts:           (800) 827-4546
     - For JHLICO New York variable annuity contracts:        (800) 551-2078
     - For JHLICO New York variable life contracts:           (888) 267-7784
     - For JHLICO and JHVLICO contracts:                      (800) 576-2227



                                     Sincerely,


                                     /s/ Thomas M. Kinzler
                                     Secretary
                                     John Hancock Trust

                               JOHN HANCOCK TRUST
                              601 CONGRESS STREET
                       BOSTON, MASSACHUSETTS  02210-2805

                                                               November 13, 2006


Dear Shareholder:

      Enclosed is the Trust's Information Statement regarding the addition of RCM Capital Management LLC ("RCM") to manage a portion of the assets of the Science and Technology Trust (the "Portfolio"). T. Rowe Price Associates, Inc. ("T. Rowe Price") continues to act as subadviser for the remaining assets of the Portfolio. This change became effective on October 6, 2006.

      The addition of RCM as a second subadviser will not result in any increase in the advisory fee rates for the Portfolio. Each subadviser to the Portfolio is compensated by the Trust's investment adviser, John Hancock Investment Management Services, LLC, out of the advisory fee it receives from the Portfolio.

      PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU VOTE OR SEND A PROXY, WITH RESPECT TO THESE SUBADVISER CHANGES. The enclosed Information Statement, however, provides information about the new subadvisory arrangements.

      If you have any questions regarding the Information Statement or the new subadvisory arrangements, please call one of the following numbers:

     - For John Hancock Life Insurance Company (U.S.A.) variable
       annuity contracts:                                        (800) 344-1029
     - For John Hancock Life Insurance Company (U.S.A.) variable
       life contracts:                                           (800) 827-4546
     - For John Hancock Life Insurance Company of New York variable
       annuity contracts:                                        (800) 551-2078
     - For John Hancock Life Insurance Company of New York variable
       life contracts:                                           (888) 267-7784
     - For John Hancock Life Insurance Company and
       John Hancock Variable Life Insurance Company contracts:   (800) 576-2227



                                     Sincerely,


                                     /s/ Thomas M. Kinzler
                                     Secretary
                                     John Hancock Trust

                               JOHN HANCOCK TRUST
                              601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805
                                _______________

                             INFORMATION STATEMENT

                       NEW SUBADVISORY ARRANGEMENTS FOR
                         THE SCIENCE & TECHNOLOGY TRUST
                                _______________

                                  INTRODUCTION

      This Information Statement provides notice of and information regarding a new subadvisory arrangement for the Science & Technology Trust (the "Portfolio") of John Hancock Trust (the "Trust"). It is first being sent to shareholders of the Portfolio on or about November 13, 2006.

      THE TRUST. The Trust is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust are divided into 102 separate series corresponding to 102 portfolios currently offered by the Trust. Shares of the Trust are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies and to trustees of certain qualified pension and retirement plans.

      THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for the Portfolio. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains and compensates subadvisers which manage the investment and reinvestment of the assets of the portfolios of the Trust, including the Portfolio. The Adviser and the subadvisers named in this Information Statement are registered with the Securities and Exchange Commission ("SEC") as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

      THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as the Trust's distributor.

      The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

      Pursuant to an order received by the Trust from the SEC, the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with portfolio subadvisers which are not affiliates of the Adviser. Because the new subadvisory arrangement described in this Information Statement does not involve subadvisers which are affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDERS FOR A PROXY, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY, TO APPROVE THE NEW SUBADVISORY ARRANGEMENTS.

      ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call the Trust at 1-800-344-1029 or write to the Trust at 601 Congress Street, Boston, MA 02110, Attn.: Gordon Shone.

                    OVERVIEW OF NEW SUBADVISORY ARRANGEMENT

      At its meeting held on September 28-29, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved an amendment to the subadvisory agreement between RCM Capital Management LLC ("RCM") and the Adviser appointing RCM to manage a portion of the assets of the Portfolio. The Board also approved an amendment to the existing subadvisory agreement between T. Rowe Price Associates, Inc. ("T. Rowe Price") and the Adviser to retain T. Rowe Price as subadviser of the remaining portion of the assets of the Portfolio. It is currently anticipated that RCM and T. Rowe Price will each manage one half of the Portfolio although this allocation may be changed by the Adviser in the future.

      Under the subadvisory agreements, RCM and T. Rowe Price (together the "Subadvisers") manage the investment and reinvestment of assets of the Portfolio, subject to the supervision of the Board and the Adviser. Each Subadviser formulates a continuous investment program for the portion of the Portfolio's assets for which it is appointed consistent with the Portfolio's investment objectives and policies. The Subadvisers implement such programs by purchases and sales of securities and regularly report thereon to the Board and the Adviser. The new arrangement does not result in any changes in the nature or level of services provided to the Portfolio.

      Under the amended subadvisory agreements, each subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Portfolio. THESE SUBADVISORY FEES ARE NOT ADDITIONAL CHARGES TO THE PORTFOLIO.

      Advisory fees for the Portfolio are determined by applying the daily equivalent of an annual fee rate to the net assets of the Portfolio. The annual fee rate is calculated each day by applying an annual percentage rate schedule (including breakpoints, if any) for the Portfolio to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Portfolio and of a corresponding fund of John Hancock Funds II ("JHF II") that is managed by the Adviser (but only for the period during which the Adviser also serves as the adviser to the JHF II fund). JHF II is also a mutual fund registered under the 1940 Act for which the Adviser serves as investment adviser and commenced operations in October 2005.

      Subadvisory fees for the Portfolio are determined by applying the daily equivalent of an annual fee rate to the net assets of the Portfolio managed by the Subadviser. The annual fee rate is calculated each day by applying an annual percentage rate schedule (including breakpoints, if any) for the Portfolio to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the portion of the net assets of the Portfolio managed by the Subadviser and the portion of the net assets of a corresponding fund of JHF II that is managed by the Subadviser (but only for the period during which the Subadviser also serves as a subadviser to the JHF II fund).

      The Subadvisers, their compensation under the subadvisory agreements and the Board's determinations in approving the subadvisory agreement with RCM is described in a separate section below.

      For information about the executive officers and directors of, and comparable funds managed by the new subadvisers see Appendix A to this Information Statement: Additional Information about RCM.

                     NEW AND AMENDED SUBADVISORY AGREEMENTS
                       FOR THE SCIENCE & TECHNOLOGY TRUST

      At its meeting on September 28-29, 2006, the Board, including all the Independent Trustees, voted to approve: (i) amendments to the subadvisory agreement between the Adviser and T. Rowe Price to clarify the compensation of
T. Rowe Price as a subadviser to the Portfolio in light of the appointment of RCM to manage a portion of assets of the Portfolio, and (ii) an amendment to the subadvisory agreement between the Adviser and RCM appointing RCM as a subadviser to the Portfolio with respect to a portion of the assets of the Portfolio.

      The amendment to the T. Rowe Price subadvisory agreement is dated October 6, 2006. The prior subadvisory agreement with T. Rowe Price, dated January 28, 1999 and amended on April 28, 2006, was initially approved by the Board (including a majority of the Independent Trustees) on September 25, 1996. The only change effected by the amendment to the T. Rowe Price subadvisory agreement is the clarification of the subadvisory fee for T. Rowe Price as a result of the addition of RCM to manage a portion of the assets of the Portfolio.

      The amendment to the RCM subadvisory agreement is dated October 6, 2006. The prior subadvisory agreement with RCM, dated April 28, 2006 was initially approved by the Board (including a majority of the Independent Trustees) on March 30, 2006. The only change effected by the amendment to the RCM subadvisory agreement the addition of the Portfolio.

      The T. Rowe Price and RCM subadvisory agreements and the amendments thereto are described in more detail under "Description of Prior and New Subadvisory Agreements."

RCM CAPITAL MANAGEMENT LLC

      RCM is a Delaware limited liability company with offices at Four Embarcadero Center, San Francisco, CA 94111. RCM (together with its predecessor firms) has been providing investment advisory services since 1970. RCM is a wholly-owned subsidiary of RCM US Holdings LLC ("RCM Holdings"), a Delaware limited liability company which also has offices at Four Embarcadero Center, San Francisco, CA 94111. RCM Holdings is a wholly-owned subsidiary of Allianz Global Investors AG ("AGI"). AGI, with offices at Nymphenburger Strasse 112-116, 80636 Munich, Germany, is in turn owned by Allianz AG. The offices of Allianz AG are located at Koeniginstrasse 28, Frankfurt, Germany.

SUBADVISER COMPENSATION

      The following table sets forth the schedules of the annual percentage rates of the subadvisory fees for the Portfolio under the amended subadvisory agreements and with respect to T. Rowe Price, under the prior agreement. As indicated, the overall subadvisory fee rate for the Portfolio has remained the same; however, T. Rowe Price is only paid the fee on the portion of the assets it manages.

                                SUBADVISORY FEES
      (RATES APPLIED TO AGGREGATE NET ASSETS MANAGED BY THE SUBADVISERS1)

SCIENCE & TECHNOLOGY TRUST                           First        Greater than
                                                 $500 million     $500 million
-------------------------------------------------------------------------------
Prior T. Rowe Price Subadvisory Agreement        0.600%             0.550%

Amended Subadvisory Agreement                    0.600%             0.550%
(T. Rowe Price)
Subadvisory Agreement                            0.600%             0.550%
(RCM)

-------------------
(1) Aggregate Net Assets include the net assets of the Portfolio and of the JHF II Science & Technology Fund. Their respective net assets at December 31, 2005 were $467,186,540 and $0.


      For the fiscal year ended December 31, 2005, the Adviser paid T. Rowe Price subadvisory fees of $2,795,318 with respect to the Portfolio. If the rates under the new subadvisory arrangement had been in effect for the fiscal year ended December 31, 2005, the subadvisory fees to T. Rowe Price would have been $1,397,659 and the subadvisory fees to RCM would have been $1,397,659 assuming each had managed 50% of the assets of the Portfolio.

            BOARD EVALUATION OF ADVISORY AND SUBADVISORY AGREEMENTS

      The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Portfolio subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

   1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadvisers to the Portfolios;

   2. the investment performance of the Portfolios and their subadvisers;

   3. the extent to which economies of scale would be realized as a Portfolio grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

   4. the costs of the services to be provided and the profits to be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust; and

   5. comparative services rendered and comparative advisory and subadvisory fee rates.

      The Board believes that information relating to all of these factors is relevant to its evaluation of the Trust's advisory agreement. With respect to its evaluation of subadvisory agreements, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust generally are not a material factor in the Board's consideration of subadvisory agreements because such fees are paid by the Adviser and not by the Portfolio and the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

      In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

      In making its determination with respect to subadvisory agreements, and with reference to the factors which it regularly considers, the Board reviews
(1) information relating to the subadviser's business, which may include information such as business performance, representative clients, assets under management, financial stability, personnel and, if applicable, past subadvisory services to the Trust; (2) the historical and current performance of other portfolios managed by the subadviser and comparative performance information relating to these portfolios' benchmarks and comparable funds; (3) the proposed subadvisory fee for the Portfolio and comparative fee information; and (4) information relating to the nature and scope of other material business relationships and their significance to the Trust's Adviser and unaffiliated subadvisers.

      Particular considerations of the Board in approving the amendment to the subadvisory agreement with RCM relating to the management of the Portfolio at the September 28-29, 2006 meeting of the Board include the following:

      1. RCM (together with its predecessor firms) has more than 35 years experience, as well as demonstrated skills, as a manager with respect to both U.S. and foreign equity securities and may be expected to provide a high quality of investment management services and personnel to the Portfolio;

      2. Management's discussions of the Portfolio's past performance and its discussion of the potential effect on performance of maintaining both RCM and T. Rowe Price as subadvisers to the Portfolio;

      3. The Allianz RCM Technology Fund, a comparable portfolio managed by RCM, outperformed both its benchmark index and its peer group average over the three and five year periods although it underperformed its benchmark and its peer group average over the one year period;

      4. The subadvisory fee with respect to the Portfolio is the product of arms-length negotiation between the Adviser and RCM, is within industry norms, is the same rate as the T. Rowe subadvisory fee and will not result in an advisory fee increase, and the subadvisory fee is not paid by the Portfolio.

      5. The breakpoints in the subadivsory fee are reflected in the advisory fee for the Portfolio permitting shareholders to benefit from economies of scale if the Portfolio's assets grow; and

      6. While the investment management styles of RCM and T. Rowe Price are different, the Board took into account management's belief that the styles are compatible and that appointing RCM and T. Rowe Price as subadvisers to the Portfolio will help provide more consistent investment performance over the long term.

              DESCRIPTION OF PRIOR AND NEW SUBADVISORY AGREEMENTS

      The terms of the prior and amended subadvisory agreements between the Adviser and the Subadvisers are substantially the same and are described below. The amendments to each subadvisory agreement only add RCM as a subadviser to a portion of the assets of Portfolio and clarify T. Rowe Price's fee with respect to such addition, respectively. For convenience, the agreements are collectively referred to as the "subadvisory agreement" and the Subadvisers as the "subadviser."

      DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly report thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

      TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

      Any required shareholder approval of any continuance of any of the subadvisory agreement is effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the agreement or (b) all of the Portfolios of the Trust.

      If the outstanding voting securities of a Portfolio fail to approve any continuance of a subadvisory agreement for the Portfolio, where required the subadviser will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

      TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

      o  the Board of Trustees of the Trust;
      o the holders of a majority of the outstanding voting securities of the Portfolio;
      o  the Adviser; and
      o  the subadviser.

      Each of the subadvisory agreements automatically terminates in the event of its assignment.

      AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust.

      The required shareholder approval of any amendment shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all of the Portfolios of the Trust.

      Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Portfolio), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

      LIABILITY OF SUBADVISER. Neither the subadviser nor any of its employees will be liable to the Adviser or the Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its employees.

      CONSULTATION WITH SUBADVISERS TO THE PORTFOLIO. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio, (b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

      CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

                                                                      APPENDIX A

                        ADDITIONAL INFORMATION ABOUT RCM

      This Appendix provides additional information about RCM, the new subadviser for the Science & Technology Trust.


      MANAGEMENT OF RCM. The names and principal occupations of the principal executive officers and directors of RCM are set forth below. The business address of each such person is Four Embarcadero Center, San Francisco, California 94111.

NAME                    POSITION WITH RCM       PRINCIPAL OCCUPATION

Robert J. Goldstein     Managing Director       Chief Operating Officer; General Counsel; and Member,
                                                RCM Management Committee

Gregory M. Siemons      Director                Chief Compliance Officer; Global Head of Compliance of
                                                RCM Global Platform

Frank Udo               Managing Director       Chief Executive Officer, RCM; Member, RCM
                                                Management Committee; and Global Chief Executive
                                                Officer of Equities, Allianz Global Investors

Peter J.Anderson        Managing Director       Chief Investment Officer; and Member, RCM
                                                Management Committee

Steve J. Berexa         Managing Director       Head of U.S. Research; and Global Head of RCM Global
                                                Platform

Janie S. Kass           Managing Director       Co-Head of RCM Client Relations and Marketing Group

Seth A. Reicher         Managing Director       Co-Chief Investment Officer and Senior Portfolio
                                                Manager for the Large Cap Growth Equity Team

Joanne L. Howard        Managing Director       Co-Chief Investment Officer and Senior Portfolio
                                                Manager for the Large Cap Growth Equity Team

M. Brad Branson         Managing Director       Chief Investment Officer of the Private Client Group



      OTHER INVESTMENT COMPANY ADVISED BY RCM. RCM currently acts as adviser or subadviser to the Allianz RCM Technology Fund. As of December 31, 2005, the Allianz RCM Technology Fund had $3 million in assets and RCM earned an advisory fee of 0.85% of the Allianz RCM Technology Fund's assets.